Exhibit 99.2

IndyMac Bancorp, Inc. Second Quarter Earnings Review July 30, 2004

Forward-Looking Statements Certain statements contained herein may be deemed to be forward-looking statements within the meaning of the federal securities laws. The words "anticipate," "believe," "estimate," "expect," "project," "plan," "forecast," "intend," "goal," "target,"and similar expressions identify forward- looking statements that are inherently subject to risks and uncertainties, many of which cannot be predicted or quantified. Actual results and the timing of certain events could differ materially from those projected in or contemplated by the forward-looking statements due to a number of factors, including the effect of economic and market conditions; the level and volatility of interest rates; the Company's hedging strategies, hedge effectiveness and asset and liability management; the accuracy of subjective estimates used in determining the fair value of financial assets of IndyMac; credit risks with respect to our loans and other financial assets; the impact of changes in financial accounting standards; the actions undertaken by both current and potential new competitors; the availability of funds from IndyMac's lenders and from loan sales and securitizations, to fund mortgage loan originations and portfolio investments; the execution of IndyMac's growth plans and ability to gain market share in a significant market transition; the effective integration of Financial Freedom Holdings Inc. into the operations of IndyMac; the impact of current, pending or future legislation and regulations; and other risk factors described in the reports that IndyMac files with the Securities and Exchange Commission, including the Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and its reports on Form 8-K. While all of the above items are important, the highlighted items represent those that in management's view merit increased focus given current conditions.

Overview Second Quarter 2004 Results Update on Forecast Interest Rate Risk Management Historical Performance and Returns

Record Earnings(1) and EPS Driven by Record Production and Strong Asset Growth Successfully raised $96 million of capital in June Increased dividend to $0.32 per share, an annualized increase of 27% from the prior quarter dividend Announced acquisition of Financial Freedom, which closed in July Excludes one-time deferral of $31.6 million of net income, or $0.52 per share, pursuant to the change in accounting for rate locks under SAB No. 105. Earnings and EPS on GAAP basis were $23 million or $0.38 per share. Had this accounting methodology been in place historically, GAAP EPS would have been similar to the pro forma EPS in Q2 04. See Appendix for a full reconciliation of pro forma and GAAP results Based on MBA July Mortgage Finance Forecast

Impact to EPS noted above excludes the $0.52 impact from change in accounting for rate locks per SAB No. 105. See Appendix for a full reconciliation of pro forma and GAAP results The mortgage servicing loss is presented net of servicing retention profits earned in our consumer direct segment, which was reclassified from gain on sale of loans. See slide 17 for further information Record EPS Driven by Successfully Executing Hybrid Thrift/Mortgage Banking Model

Success in Year Over Year Market Share Growth is Driven in Large Part by Our Production Mix and Ability to Transition to Purchase Mortgages and ARMs Source: MBA July Mortgage Finance Forecast

IndyMac Market Share Generally Increases in Market Declines And Contracts in Refi Boom Periods...Over Last Five Years Growth Rate Exceeds Overall Market MBA Forecast Data obtained from National Mortgage News, adjusted for consolidations 1999 marks the beginning of IndyMac's transition to a depository institution and transition of business to e-MITS CAGRs on Mortgage Production Volume Since Q1 99: IndyMac 42% Mortgage Industry(1) 17% Top Five Mortgage Lenders(2) 18% Record production (3)

Ratelock and Pipeline Trends Project Continued Market Share Growth in Q3 04 Last two months of prior quarter and first month of current quarter Pipeline at July 28, 2004 increased to $5.9 billion Based on forecasts from MBA These macro-level production forecasts predict a mid-point of $8.2 billion in fundings for Q3 04, which approximates the $8.4 billion production included in the Company's overall 2004 earnings forecast

Update on Forecast

Raising 2004 Earnings Guidance to a Range of $3.35 to $3.551... Prior Guidance was a Range of $3.10 to $3.301 (1) The 2004 earnings projection includes the second quarter earnings per share on the pro forma basis that excludes the one time impact to earnings and EPS for the change in industry accounting for ratelocks. Including the accounting change, 2004 EPS are expected to range from $2.83 to $3.03 per share Assumptions in Forecast Fed funds rate increases from 1.25% at 6/30/04 to 2.25% at 12/31/04 10-year Treasury rate of 4.58% at 6/30/04 to 4.95% at 12/31/04 Market share based on MBA July Finance Forecast Includes net earnings from Financial Freedom of $5 million net of purchase accounting, earned predominately in Q4 04

EPS in Second Half of 2004 Expected to be Higher Than First Half of 2004 As Servicing Improvement is Expected to Offset Anticipated Declines in Mortgage Production Revenues Excludes one-time deferral of $31.6 million of gain on sale of loans, after tax, or $0.52 per share, pursuant to the change in accounting for rate locks under SAB No. 105. See Appendix for a full reconciliation of pro forma and GAAP results Financial Freedom's forecasted net earnings of $5 million after purchase accounting adjustment of approximately $3 million divided by total projected Company diluted shares of 64,329,000 is $0.08 per share

Prudent Capital Diversification Through Investing Activities Provides Continued Strong Earnings Growth In Spite of Mortgage Industry Transition Range for 2004 is $3.35 to $3.55 per share, which includes the second quarter earnings per share on the pro forma basis that excludes the one-time impact to earnings and EPS for the change in industry accounting for rate locks. Including the accounting change, 2004 EPS is expected to range from $2.83 to $3.03 per share. Per MBA July Mortgage Finance Forecast

Interest Rate Risk Management

Duration hedging with term funding, swaps, and swaptions for MBS and mortgage loans held for investment Objectives Management Primary Mitigate impact of interest rate changes on the fair value of equity Secondary Maintain consistent and growing quarterly and annual EPS through a variety of interest rate environments Measurement Comprehensive Asset Liability Management and Sensitivity Analysis Modify/adjust Interest Rate Risk Management Micro-hedge Daily monitoring of: Servicing Assets Mortgage Loan Pipeline Short duration liabilities fund HELOCs and construction portfolios

Balance Sheet at June 30, 2004 Has a Rising Rate Bias with a -3 Month Duration Gap Includes all HELOC loans held for investment, HELOC loans held for sale, and HELOC-backed securities Includes mortgage loans held for sale and mortgage servicing-related assets Includes the second quarter earnings per share on the pro forma basis that excludes the one-time impact to earnings and EPS for the change in industry accounting for rate locks. See Appendix for a full reconciliation of pro forma and GAAP results The combination of excess capital and corporate overhead results in an overall ROE for the Company of 19% on a pro forma basis (4)

The All-In Mortgage Banking Revenue Has Been Relatively Stable in Various Interest Rate Environments Due to Effective Hedging of the Pipeline Pricing for an all-in profit margin considers and balances the natural relationship between gain on sale of loans and net interest income Interest rate environments which result in lower mortgage banking revenues usually result in higher revenues from servicing activities Current period margins are generally lower due to higher mix of ARM products at slightly lower margins (1) Excludes change in accounting adjustment in Q2 04 related to rate locks See Appendix for a full reconciliation of pro forma and GAAP results

IndyMac Had Record Quarterly Earnings Despite Worst Quarter Ever in Servicing Returns...Recovery of Servicing Income is Expected in 2H 04 Net earnings generated from our mortgage servicing-related assets, net of hedging results Net earnings generated by the Investment Portfolio Group's clean-up call and retention program activities Estimated net earnings generated by B2C's servicing retention efforts

Historical Performance and Returns

Management Has a Strong Track Record of Growth and Returns Over Fluctuating Interest Rate Cycles (1) 1999 marks beginning of IndyMac's transition to depository institution and taxable entity (earnings and EPS in 1999 are presented pro forma fully-taxed). 12/31/92 marks inception of IndyMac's transition from a passive REIT to operating mortgage banker with current senior management. 2Q 04 revenues, earnings, EPS and ROE are reflected before the impact of the change of accounting on rate locks. See Appendix for a full reconciliation of pro forma and GAAP results (1) (1)

Strong Track Record of EPS Growth...Q4 04 Forecasted Range of $0.90 to $1.00 Implies Continued Strong Growth into 2005 * 1999 gives effect to the change in the Company's structure to a fully taxable entity. 2000 earnings exclude a $25.5 million net gain primarily related to a one-time tax benefit associated with IndyMac's transition from a REIT to a depository institution; 2001 earnings exclude a $10.2 million net charge primarily due to a cumulative effect of a change in accounting principle. 2004 represents pro forma results which exclude the one-time impact to earnings and EPS for the industry change in accounting for rate locks in the second quarter. Including the accounting change, 2004 EPS is expected to range from $2.83 to $3.03 per share. CAGR of 32%

Appendix

Reconciliation of Q2 04 Pro Forma Net Earnings to GAAP Had this accounting methodology been in place historically, GAAP EPS would have been similar to the pro forma EPS in Q2 04

Total Return to Shareholders Continues to Outperform Indices and Peers S&P 500 $2,250 Dow Jones $3,030 S&P 400 Mid Cap $3,440 Large Cap Mortgage Peers2 $5,842 NDE $10,340 (1) Using closing stock price as of June 30, 2004 (2) Washington Mutual, Fannie Mae, Freddie Mac, Countrywide Financial Corporation, Golden West Financial Corporation 6/30/04 price: $31.60 Value(1) of $1,000 Invested January 1, 1993